                                                                     EXHIBIT 4.9


                          MOTIVEPOWER INDUSTRIES, INC.
                              STOCK INCENTIVE PLAN


                           SECTION 1 - PURPOSE OF PLAN

This Stock Incentive Plan is intended to promote the long-term interests of the Company and its shareholders by providing officers, key employees of the Company and its Affiliates and other key individuals (including non-employees) with an additional incentive to promote the financial success of the Company and its Affiliates.


                             SECTION 2 - DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

(a) "Affiliate": Any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) "Agreement": A restricted stock agreement, option agreement or rights agreement evidencing an Award in such form as adopted by the Committee pursuant to the Plan.

(c) "Award": An award of Restricted Stock, an Option or a Right, or a combination thereof, under the Plan.

(d)     "Board of Directors":  The Board of Directors of the Company.

(e) "Code": The Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee": The Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors which meets the requirements set forth in Section 14(a) hereof.

(g)     "Company": Motive Power Industries, a Delaware corporation.

(h) "Effective Date": The date on which the Plan shall become effective as set forth in Section 15 hereof.

(i) "Exchange Act": The Securities Exchange Act of 1934, as amended, together with all regulations and rules issued thereunder.

(j)     "Exercise Price":

        (i) In the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option; and

        (ii) in the case of a Right, the price per Share which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive upon exercise of such Right.

(k) "Fair Market Value": As applied to a specific date, the mean between the highest and lowest quoted selling price of a Share on the NASDAQ system on such date, or if there are no reported sales on such date, on the last preceding date on which sales were reported. The foregoing to the contrary notwithstanding, with respect to initial Awards granted to Participants in connection with an initial public offering of the Company's common stock, Fair Market Value shall mean the initial public offering price. The Fair Market Value determined by the Committee in good faith in such manner shall be final, binding and conclusive on all parties.

(l) "ISO": An Option intended to qualify as an "incentive stock option," as defined in Section 422 of the Code or any statutory provision that may replace such Section.

(m) "LSAR": A limited stock appreciation right awarded to a Participant under Section 9 hereof.

(n) "NQSO": An Option not intended to be an ISO and designated a nonqualified stock option by the Committee.

(o)      "Option": Any ISO or NQSO granted under the Plan.

(p) "Participant": An individual who has been granted an Award under the Plan.

(q) "Plan": MotivePower Industries Stock Incentive Plan, as the same may be amended from time to time.

(r)      "Related":

         (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right; and

         (ii) in the case of an Option, an Option which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, a Right or another Option.

(s) "Restricted Stock": Shares of restricted stock awarded to a Participant under Section 10 hereof.

(t)      "Right": Any SAR or LSAR granted under the Plan.

(u)      "SAR": A stock appreciation right awarded to a Participant under
         Section 8 hereof.

(v) "Shares": Shares of the Company's authorized but unissued or reacquired $.0l par value common stock, or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of
         Section 4(b) hereof.

(w) "Subsidiary": Any "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code.

(x)      "Trigger Event": An event described in Section 9(c) hereof.


                            SECTION 3 - PARTICIPATION

Except as modified below, the class of persons eligible to receive Awards under the Plan shall be those officers and other key employees of the Company or its Affiliates and those non-employees of the Company or its Affiliates, as designated by the Committee from time to time, but in no case shall any member of the Committee be eligible to receive any Award under the Plan. Although designated non-employees are eligible to participate in the Plan, non-employees are not eligible to receive an ISO or Related Right to an ISO under this Plan.

                       SECTION 4 - SHARES SUBJECT TO PLAN

(a) Maximum Shares. Subject to adjustment by the operation of Section 4(b) hereof, the maximum number of shares with respect to which Awards may be made under the Plan is 3,000,000. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right to the extent that it terminates without being exercised, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

(b) Adjustment of Shares and Price. In the event that the Shares are changed into or exchanged for a different kind or number of shares of Stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure, then the number of Shares subject to this Plan and to Awards granted hereunder and the purchase price, repurchase price or Exercise Price for such Shares shall be equitably adjusted by the Committee to prevent the dilution or enlargement of Awards, and any new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject to this Plan and to Awards granted hereunder; provided, however, that fractional shares may be deleted from any such adjustment or substitution.

         SECTION 5 - GENERAL TERMS AND CONDITIONS OF OPTIONS AND RIGHTS

(a) General Terms. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:

         (i) the Exercise Price of any Option or Right, determined in accordance with Section 5(b) hereof;

         (ii) the number of Shares subject to, and the expiration date of, any Option or Right, provided, however, that no Option or Right shall have a term in excess of 10 years from the date of grant of the Option or Right;

         (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right; and

         (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant.

(b) Exercise Price. The Exercise Price shall be determined by the Committee and shall not be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value per Share.


                   SECTION 6 - EXERCISE OF OPTIONS AND RIGHTS

(a) General Exercise Rights. An Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant, and with respect to an

         Option or Right granted to an employee of the Company or its Affiliates except as provided in Section 6(c) hereof, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such participant is an employee of, and has continuously since the grant thereof been an employee of, the Company or an Affiliate. Transfer of employment between Affiliates or between an Affiliate and the Company shall not be considered an interruption or termination of employment for any purpose of this Plan. Neither shall a leave of absence at the request, or with the approval, of the Company or an Affiliate be deemed an interruption or termination of employment, so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Participant's right to re-employment with the Company or an Affiliate is guaranteed by contract. An Option or Right also shall contain such conditions upon exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission.

(b) Notice of Exercise. An Option or Right may not be exercised with respect to less than 25 Shares, unless the exercise relates to all Shares covered by the Option or Right at the date of exercise. An Option or Right shall be exercised by delivery of a written notice to the Company. Such notice shall state the election to exercise the Option or Right and the number of whole Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option or Right. In the case of an exercise of an Option, such notice shall either: (a) be accompanied by payment of the full Exercise Price and all applicable withholding taxes, in which event the Company shall deliver any certificate(s) representing Shares which the Participant is entitled as a result of the exercise as soon as practicable after the notice has been received: or (b) fix a date (not less than 5 nor more than 15 business days from the date such notice has been received by the Company) for the payment of the full Exercise Price and all applicable withholding taxes, against delivery by the Company of any certificate(s) representing Shares which the Participant is entitled to receive as a result of the exercise. Payment of such Exercise Price and withholding taxes shall be made as provided in Sections 6(d) and 13, respectively. In the event the Option or Right shall be exercised pursuant to Section 6(c)(i) hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option or Right.

(c) Exercise After Termination of Employment. With respect to an Option or Related Right granted to an employee of the Company or its Affiliates, except as otherwise determined by the Committee at the date of grant of the Option or Award and as is provided in the applicable Agreement evidencing the Option or Right, upon termination of a Participant's employment with the Company or any of its Affiliates, such Participant (or in the case of death, the person(s) to whom the Option or Right is transferred by will or the laws of descent and distribution) may exercise such Option or Right during the following periods of time (but in no event after the normal expiration date of such Option or Right):

         (i) in the case of termination as a result of death, disability or retirement of the Participant, the Option or Right shall remain exercisable (as to the number of shares exercisable on the termination date) for one year after the date of termination; for this purpose, "disability" shall mean such physical or mental condition affecting the Participant as determined by the Committee in its sole discretion, and "retirement" shall mean voluntary retirement under a retirement plan or program of the Company or any Affiliate;

         (ii) in the case of termination for cause, the Option or Right shall immediately terminate and shall no longer be exercisable; and

         (iii) in the case of termination for any reason other than those set forth in subparagraphs (i) and (ii) above, with respect to the shares exercisable on the date of termination, the Option or Right shall remain exercisable for three months after the date of termination.

To the extent the Option or Right is not exercised within the foregoing periods of time, the Option or Right shall automatically terminate at the end of the applicable period of time. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Sections 421 and 422 of the Code shall cause an ISO to cease to be treated as an "incentive stock option" for purposes of Section 421 of the Code.

(d) Payment of Option Exercise Price. Upon the exercise of an Option, payment of the Exercise Price shall be made either (i) in cash (by a certified check, personal check, bank draft or money order), (ii) with the consent of the Committee and subject to Section 6(e) hereof, by delivering the Participant's duly-executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares owned by the Participant for more than six (6) months valued at Fair Market Value, or (iv) by a combination of the foregoing forms of payment.

(e) Payment with Loan. The Committee may in its sole discretion assist any Participant in the exercise of one or more Options granted to such Participant under the Plan by authorizing the extension of a loan to such Participant from the Company. Except as otherwise provided in this
         Section 6(e), the terms of any loan (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. The maximum amount of any loan shall not exceed 80% of the Exercise Price payable for the Shares being purchased. Any such loan by the Company shall be with full recourse against the Participant to whom the loan is granted, shall be secured in whole or in part by the Shares so purchased, and shall bear interest at a rate not less than the minimum interest rate required at the time of purchase of the Shares in order to avoid having imputed interest or original issue discount under Sections 483 or 1272 of the Code. In addition, any such loan by the Company to an employee shall become immediately due and payable in full, at the option of the Company, upon termination of the Participant's employment with the Company or its Affiliates for any reason or upon a sale of any Shares acquired with such loan to the extent of the cash and fair market value of any property received by the Participant in such sale. The Committee may make arrangements for the application of payroll deductions from compensation payable to the Participant to amounts owing to the Company under any such loan. Until any loan by the Company under this Section 6(e) is fully paid in cash, the Shares shall be pledged to the Company as security for such loan and the Company shall retain physical possession of the stock certificates evidencing the Shares so purchased together with a duly executed stock power for such Shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of Shares funded thereby will be in compliance with all applicable federal, state and local laws.

 (f) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any Shares issuable on exercise of any Option or Right until the date of the issuance of a stock certificate to the Participant for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

(g) Effect of Dissolution, Merger, Etc. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property of the Company to another corporation, this Plan shall terminate, and any outstanding Options and Rights shall terminate, unless provision be made in connection with such transaction for the assumption of such Options and Awards, or the substitution for such Options and Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices.


                    SECTION 7 - SPECIAL PROVISIONS FOR ISO'S

Any provision of the Plan to the contrary notwithstanding, the following special provisions shall apply to all ISOs granted under the Plan:

(a) the Option must be expressly designated as an ISO by the Committee and in the ISO Agreement;

(b) no ISO shall be granted more than ten years from the Effective Date of the Plan and no ISO shall be exercisable more than ten years from the date such ISO is granted;

(c) the Exercise Price of any ISO shall not be less than the Fair Market Value per Share on the date such ISO is granted;

(d) no ISO shall be granted to any individual who, at the time such ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate unless the Exercise Price of such ISO is at least 110% of the Fair Market Value per Share at the date of grant and such ISO is not exercisable after the expiration of five years from the date such ISO is granted;

(e) the aggregate Fair Market Value (determined as of the time any ISO is granted) of any Company stock with respect to which any ISOs granted to a Participant are exercisable for the first time by such Participant during any calendar year (under this Plan and all other stock option plans of the Company and any of its Affiliates and any predecessor of any such corporations) shall not exceed $100,000 as required under
         Section 422(d)(7) of the Code. (To the extent the $100,000 limit is exceeded, the $100,000 in options, measured as described above, granted earliest in time will be treated as ISOs);

(f) no ISO shall be granted to an individual who is not an employee of the Company or its Affiliates at the time such ISO is granted; and

(g) any other terms and conditions as may be required in order that the ISO qualifies as an "incentive stock option" under Section 422 of the Code or successor provision.


                      SECTION 8 - STOCK APPRECIATION RIGHTS

(a) Grant of SAR. An SAR shall, upon its exercise, entitle the Participant to whom such SAR was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Fair Market Value of such Shares on date of exercise) shall equal the amount by which the Fair Market Value per Share on the date of such exercise shall exceed the Exercise Price of such SAR, multiplied by the number of Shares with respect of which such SAR shall have been exercised. An SAR may be Related to an Option or may be granted independently of any Option, as the Committee shall from time to time in each case determine. A Related SAR may be granted at the time of grant of an Option or, in the case of an NQSO, at any time thereafter during the term of the NQSO.

(b) Related SAR. The Exercise Price of a Related SAR shall be the same as the Exercise Price of the Related Option. A Related SAR shall be exercisable only at such time or times and only to the extent that the Related Option is exercisable and then only when the Fair Market Value per Share on the date of exercise exceeds the Exercise Price. A Related SAR shall expire no later than the Related Option. Upon exercise of a Related SAR, in whole or in part, the Related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise, and such Shares shall no longer be available for grant of future Awards. Conversely, if the Related Option is exercised, in whole or in part, the Related SAR shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

         SECTION 9 - LIMITED STOCK APPRECIATION RIGHTS; ACCELERATION OF
                                     AWARDS

(a) Grant of LSAR. At the time of grant of an Option or SAR to any Participant (or, in the case of an NQSO or an SAR not Related to an ISO, at any time thereafter during the term of the NQSO or SAR), the Committee shall have full and complete authority and discretion to also grant to such Participant an LSAR which is Related to such Option or SAR.

(b) Exercise of LSAR. An LSAR shall entitle the holder thereof, upon exercise of the LSAR within the exercise period prescribed below and satisfaction of any conditions imposed by the Committee in the grant of the LSAR, to surrender the Related Option and/or SAR or any portion thereof, and to receive without payment to the Company an amount of cash determined pursuant to Section 9(d) hereof. An LSAR shall be exercisable only during one or more of the periods prescribed below in
         Section 9(c), provided, however, that no LSAR may be exercised within six months of the date the LSAR was granted and an LSAR shall be exercisable only at such time or times and to the extent that the Related SAR or Option is exercisable and only when the Fair Market Value per Share exceeds the Exercise Price per Share. To the extent that an LSAR is exercised, the Related Option and/or SAR shall automatically be canceled to the extent of the number of Shares covered by such exercise, and such Shares shall no longer be available for future Awards. To the extent that a Related Option or SAR is exercised, the Related LSAR shall automatically be canceled to the extent of the number of Shares covered by such exercise.

(c)      Trigger Event. An LSAR shall be exercisable, subject to the provisos in
         Section 9(b), during any one or more of the following periods:

         (i) for a period of 60 days beginning on the date on which Shares are first purchased pursuant to a tender offer or exchange offer (other than such an offer by MotivePower Industries, the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of Shares purchased pursuant to such offer;

         (ii) for a period of 60 days beginning on the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)(3) of the Exchange Act (other than MotivePower Industries, the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of any such plan), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

         (iii) for a period of 60 days beginning on the date, during, any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period; and

         (iv) for a period of 60 days beginning on the date of approval by the shareholders of the Company of an agreement (a "reorganization agreement) providing for:

                (A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

                (B) the sale or other disposition of all or substantially all the assets of the Company.

       Each of the events specified in (i), (ii), (iii) and (iv) above from which the sixty-day period specified above commences is a "Trigger Event" for the purposes of the Plan.

(d) Payment Upon Exercise. Upon exercise of an LSAR, the Participant shall be entitled to receive an amount of cash in respect of each Share subject to the Related Option or SAR equal to the excess of the fair market value of such Share over the Exercise Price of such Related Option or SAR. In the case of LSARs related to ISOs, "fair market value" shall mean the Fair Market Value of Shares on the date the LSAR is exercised. In the case of all other LSARS, "fair market value" shall mean the highest last sale price of the Shares as reported on the NASDAQ system during the period beginning on the 90th day prior to the date on which the LSAR is exercised and ending on such date, except that:

       (i) in the event of a tender offer or exchange offer for Shares, fair market value shall mean the greater of such last sale price or the highest price paid for Shares pursuant to any tender offer or exchange offer in effect at any time beginning on the 90th day prior to the date on which the LSAR is exercised and ending on such date,

       (ii) in the event of the acquisition by any person or group of beneficial ownership of securities of the Company entitling the person or group to 30% or more of the combined voting power of the Company's outstanding securities, fair market value shall mean the greater of such last sales price or the highest price per Share paid shown on the Schedule 13D, or any Amendment thereto, filed by the person or group becoming a 30% beneficial owner or disclosing an intention or possible intention to acquire control of the Company, and

       (iii) in the event of approval by shareholders of the Company of a reorganization agreement, fair market value shall mean the greater of such last sale price or the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the LSAR.

       Any securities or property which are part or all of the consideration paid for Shares in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of (1) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Company issuing securities or property in the merger or consolidation or to whom the Company is selling or otherwise disposing of all or substantially all the assets of the Company and (2) the valuation placed on such securities or property by the Committee.

(e) Acceleration of Options and SARs. All Options and SARs shall become fully exercisable upon the occurrence of any Trigger Event, whether or not such Options or SARs are then exercisable under the provisions of the applicable Agreements relating thereto, except that (1) in no event will SARs or Options Related to SARs be exercisable within six months after the date on which granted, and (2) SARs Related to LSARs may not be exercised for cash during any of the 60-day periods after a Trigger Event.

         SECTION 10 - TERMS AND CONDITIONS OF AWARDS OF RESTRICTED STOCK

(a) General Terms. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Restricted Stock and to provide the terms and conditions (which need not be identical among Participants) thereof. Awards of Restricted Stock shall be evidenced by written Agreements in such form as the Committee from time to time shall approve. In particular, the Committee shall prescribe the following terms and conditions:

       (i) the number of Shares of Restricted Stock to be awarded to each Participant;

       (ii) the restriction period applicable to each Award of Restricted Stock, which period shall be determined at the time of the Award and need not be the same for all Awards; and

       (iii) the payment, if any, to be made by the Participant in consideration of the Award. Any Award may be made without payment of consideration by the Participant or may provide for payment of cash or deferred consideration which is less than the Fair Market Value of the awarded shares at the date of grant. Any such Award may be on the basis that the shares awarded thereby may be repurchased by the Company at a fixed price or at a price established by formula, either upon forfeiture of the awarded shares or in other specified circumstances.

(b) Restrictions. The Shares of Restricted Stock awarded shall be subject to restrictions as set forth in Section 11.

(c) Certificates. A stock certificate or certificates evidencing the Shares of Restricted Stock awarded shall be issued in the name of the recipient and delivered to the Committee or its designee to be held in safekeeping until the periodic expiration of the restrictions. The certificates issued pursuant to the Plan shall contain a legend necessary to reflect the restrictions on such Shares as contained in Section 11.

(d) Rights as a Shareholder. Subject to the restrictions contained in Section 11 hereof, the recipient of an Award of Restricted Stock pursuant to the Plan shall have all the rights as a shareholder with respect to the Shares covered by the Award including, but not limited to, the right to vote such Shares, the right to receive cash or stock dividends with respect thereto and the right to participate in any subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company. In the event the recipient receives additional Shares pursuant to any of the foregoing events, the Shares acquired shall be subject to the terms, conditions and restrictions contained herein as if such additional Shares were received at the date of the original Award.


         SECTION 11 - RESTRICTIONS ON RESTRICTED STOCK AND LAPSE THEREOF

(a) Restrictions. Shares of Restricted Stock awarded shall be subject to the restrictions that, during the restriction period or prior to the lapse of the restrictions in accordance with subsection (c) hereof, such Shares:

       (i) shall not be sold, exchanged, transferred, pledged or otherwise disposed of; and

       (ii) shall be forfeited to the Company if the recipient's employment is terminated (if the Restricted Stock is awarded to an employee of the Company or its Affiliates) or upon such other circumstance as determined by the Committee at the time such Award is granted;

       except as provided in subsection (c) hereof.

(b) Restriction Period. Restrictions shall lapse at the times determined by the Committee unless such restrictions are terminated earlier in accordance with subsection (c) below.

(c) Lapse of Restrictions. The restrictions contained herein shall lapse upon the occurrence of any of the following events:

       (i) Upon the retirement of a recipient at the normal retirement date as defined under the MotivePower IndustriesSavings Plan, the restrictions applicable to stock awards to said recipient shall lapse according to the following formula.

       For each award of restricted stock:

       Number of shares for which
       restrictions shall lapse       =         X x N
                                           Y

                         Where:

                         X = number of months from the date of award to the date of the Participant's termination;

                         Y = number of months required under the award for all restrictions to lapse without regard to early lapse under Section 11(c) of the Plan; and

                         N = the number of shares under each award for which restrictions have not lapsed.

       (ii) The death or total and permanent disability of a recipient while employed by the Company or an Affiliate;

       (iii)    The occurrence of a Trigger Event;

       (iv) At such times, other than as described in (i), (ii) or (iii), above, including termination by the Company or an Affiliate of a recipient's employment for any reason or the early retirement of a recipient with the consent of the Company, if the Committee determines in the exercise of its sole discretion that the lapse of restrictions at such time with respect to all or a portion of the shares awarded is in the best interest of the Company.


         SECTION 12 - RESTRICTIONS ON TRANSFERS; GOVERNMENT REGULATIONS

(a) Awards Not Transferable. No Option or Right nor any right or interest of a Participant under the Plan in any instrument evidencing any Option or Right under the Plan may be assigned, encumbered, or transferred, except, in the event of the death of a Participant, by will or the laws of descent and distribution.

(b) Government Regulations. This Plan, the granting of Awards under this Plan and the issuance or transfer of Shares (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Shares shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing or for quotation on any stock exchange or automated quotation system on which Shares may then be listed or quoted, and (ii) the completion and effectiveness of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.


                          SECTION 13 - TAX WITHHOLDING

The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash, or with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting, the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer or vesting of Shares under this Plan, the Company may, pursuant to such rules as the Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding, any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.


                       SECTION 14 - ADMINISTRATION OF PLAN

(a) The Committee. The Plan shall be administered by the Committee, which shall be comprised of two or more members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

(b) Committee Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. All decisions and determinations of the Committee shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Options or Rights. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

(c) Committee Authority. In amplification of the Committee's powers and duties, but not by way of limitation, the Committee shall have full authority and power to:

       (i) Construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

       (ii) Decide all questions of eligibility for Plan participation and for the grant of Awards;

       (iii) Adopt forms of Agreements and other documents consistent with the Plan;

       (iv) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

       (v) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.

(d) Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.


                           SECTION 15 - EFFECTIVE DATE

The effective date of this Plan shall be April 1, 1994 (the date such Plan will be approved by the Board of Directors), subject to receipt of shareholder approval of this Plan within one year of that date. All Awards pursuant to this Plan prior to receipt of shareholder approval shall be effective when made but shall be subject to the terms of this Plan only upon receipt of such shareholder approval. If such approval is not received within the one-year period specified above, all Awards made on or after April 1, 1994 shall be forfeited.


                     SECTION 16 - AMENDMENT AND TERMINATION

(a)    The Plan.

       (i) Amendment. The Board of Directors may amend the Plan from time to time in its sole discretion; provided, however, that no such amendment shall, without the approval of the shareholders of the Company if such approval is required by the laws of the State of Delaware or Section 422 of the Code or Rule 16b-3 under the Exchange Act: (a) change the class of persons eligible to receive Awards or otherwise materially modify the requirements as to eligibility for participation in the Plan; (b) increase the aggregate number of Shares with respect to which Awards may be made under the Plan; (c) materially increase the benefits accruing, to Participants under the Plan; or (d) remove the administration of the Plan from the Committee or render any member of the Committee eligible to receive an Award under the Plan while serving thereon. Any purported amendment in violation of these restrictions shall be void and of no effect. Furthermore, no amendment shall impair the rights of any Participant under any Award theretofore made under the Plan, without the Participant's consent.

       (ii) Termination. The Board of Directors may suspend or terminate the Plan at any time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect with respect to outstanding and unexercised Options and Rights granted under the Plan and Shares issued under the Plan.

(b) Awards. Subject to the terms and conditions and the limitations of the Plan, the Committee may in the exercise of its sole discretion modify, extend or renew the terms of outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised) and authorize the granting of new Awards in substitution therefor (to the extent not theretofore exercised). Without limiting the generality of the foregoing, the Committee may in its discretion at any time accelerate the time at which any Option or Right is exercisable, subject to compliance with the requirements of Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, impair any rights or obligations under any Awards theretofore granted under the Plan.


                           SECTION 17 - MISCELLANEOUS

(a) Employment. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment of any Participant with the Company or any of its Affiliates. No person shall have a right to be granted Awards or, having been selected as a Participant for one Award, to be so selected again.

(b) Multiple Awards. Subject to the terms and restrictions set forth in the Plan, a Participant may hold more than one Award.

(c) Written Notice. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Committee. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given. Written notice shall be given to the Committee and the Company at the following address or such other address as may be specified from time to time:

                    MotivePower Industries
                    Two Gateway Center, 14th Floor
                    Pittsburgh, PA 15222
                    Attn:  Scott Wahlstrom

(d) Applicable Law; Severability. The Plan shall be governed by and construed in all respects in accordance with the laws of the State of Delaware. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


         SECTION 18 - ADMINISTRATION OF THE PLAN PRIOR TO INITIAL PUBLIC
                                    OFFERING

(a) In General. The Company anticipates that a portion of its common stock will be sold in an initial public offering ("Public Offering"). Until the consummation of the Public Offering, the provisions of this Section 18 shall govern the administration and operation of the Plan. To the extent any other provision of this Plan conflicts with the terms of this Section 18, this Section 18 shall control. However, upon the consummation of the Public Offering, the terms of this Section 18 shall cease to be effective and the administration and operation of the Plan shall thereafter be determined without reference to this Section 18.

(b) Administration of Plan by Board. Prior to the earlier of (i) the consummation of the Public Offering or (ii) the appointment of a compensation committee meeting the requirements of Section 14 of the Plan, the Board shall have full and complete authority and discretion to grant Awards and to provide the terms and conditions of such Awards (which need not be identical among individual participants). The Board may grant such Awards to members of the Board provided that any member of the Board who receives an Award must also be an officer or key employee of the Company or its Affiliates.